UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

July 10, 2012

Date of Report (Date of earliest event reported)

PENNS WOODS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-17077	23-2226454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

300 Market Street, P.O. Box 967, Williamsport, Pennsylvania	17703-0967
(Address of principal executive offices)	(Zip Code)

(570) 322-1111

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.                Departure of Directors or Certain Officers;  Election of Directors; Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers

On July 10, 2012, the Board of Directors of Penns Woods Bancorp, Inc. (the “Company”) appointed Daniel K. Brewer as a Class 1 Director of the Company to serve until the 2013 annual meeting of shareholders of the Company and until his successor is duly elected and qualified.  Mr. Brewer was also appointed as a director of the Company’s wholly owned banking subsidiary, Jersey Shore State Bank.  Mr. Brewer, age 50, is a Certified Public Accountant and the Principal and owner of Brewer & Company, LLC, a private CPA firm.  Mr. Brewer has not yet been appointed to any committees of the Company’s board of directors.  He will be compensated for his service as a director on the same basis as other non-employee directors of the Company and Jersey Shore State Bank, including retainers and board and committee fees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNS WOODS BANCORP, INC.

Dated: July 11, 2012

	By:	/s/ Brian L. Knepp
Brian L. Knepp Chief Financial Officer